Exhibit 99.2

WAXESS USA, INC.

FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010

(UNAUDITED)

WAXESS USA, INC.

TABLE OF CONTENTS

WAXESS USA, INC.
BALANCE SHEET
AS OF SEPTEMBER 30, 2010 AND 2009
(UNAUDITED)

	Waxess USA, Inc.		Waxess USA, Inc.
	September 2010		September 2009
Current Assets:
Cash	$133,310		$95,922
Accounts Receivable	31,942
Inventory	418,128
Total Current Assets	583,380		95,922

Equipment - Net	159,290		143,050

Deferred Financing Costs	55,800
Other Assets	34,773
Patents - Net	182,238		203,552

Total Assets	$1,015,481		$442,524

Current Liabilities:
Accounts Payable	$300,564	$
Accrued Expenses	55,113		215,901
Current Portion of Capital Lease	6,843
Notes Payable - Related Party			316,011
Loan Payable-Bridge Loans	2,510,000		533,000

Total Current Liabilities	2,872,520		1,064,912

Capital Lease – Net of Current Portion	13,774

Total Liabilities	2,886,294		1,064,912

Stockholders’ Deficit
Common stock, 10,000,000 shares authorized, no par value, 5,485,134 shares issued and outstanding	-		-
Additional paid in capital	2,708,808		908,632
Accumulated Deficit	(4,579,621)		(1,531,021)

Total Stockholders’ Deficit	(1,870,813)		(622,389)

Total Liabilities and Stockholders’ Deficit	$1,015,481		$442,524

The accompanying notes are an integral part of these financial statements.

WAXESS USA, INC.
STATEMENT OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(UNAUDITED)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2010	2009	2010	2009

Revenues	$306,997	$145,699	$303,063	$139,419
Less: Sales Returns, Discounts and Allowances	(164,153)	-	(164,153)	-
Net Revenues	142,844	145,699		139,419

Costs of Sales	133,091	115,911	131,021	115,911
Gross Profit	9,753	29,788	7,889	23,508

Operating Expenses:
Research and Development Costs	954,238	67,364	213,887	67,634
Selling, General and Administrative	1,632,474	682,705	534,999	131,301

Total Operating Expenses	2,586,712	750,339	748,836	198,935

Net Loss From Operations	2,576,959	(720,551)	(740,947)	(175,427)

Other Income/(Expenses)
Gain on Cancellation of Debt	227,376
Interest Expense	(368,537)		(80,614)
Other Expenses	(25,080)		42,245
Total Other Expense	(166,241)		(38,369)	-

Net Loss	$(2,743,200)	$(720,551)	$(779,316)	$(175,427)

Loss per Share – Basic and Diluted	$(0.59)	$(0.17)	$(0.17)	$(0.04)

Weighted Average Common Shares – Basic and Diluted	4,678,631	4,254,654	4,678,631	4,254,654

The accompanying notes are an integral part of these financial statements.

WAXESS USA, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010
(UNAUDITED)

	Common Stock
	Shares	Amount	Additional Paid In Capital	Accumulated Deficit	Total

Balance at December 31, 2009	4,465,167	-	$1,058,612	$(1,836,421)	$(777,809)
Sale of Common Stock	50,000	-	150,055		150,055
Sale of Common Stock	8,757	-	1	-	1
Issuance of Common Stock in Lieu of Interest	1,704	-	5,964	-	5,964
Cancelled Common Stock	(71,430)	-	(7)	-	(7)
Issuance of Common Stock in Exchange For Cancellation of Debt	475,063	-	475,063	-	475,063
Sale of Common Stock	266,230		500,000		500,000
Conversion of Convertible Debt into Common Stock	289,643	-	519,120	-	519,120
Net Loss				(2,743,200)	(2,743,200)

Balance at September 30, 2010	5,485,134		$2,708,808	$(4,579,621)	$(1,870,813)

The accompanying notes are an integral part of these financial statements.

WAXESS USA, INC.
STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(UNAUDITED)

	2010	2009
Cash Flows From Operating Activities
Net Loss	$(2,743,200)	$(720,551)

Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities
Depreciation and Amortization	78,561	69,750
Conversion of Accrued Interest Into Common Stock	25,084
Stock Based Compensation Expense	243,501	304,746
Changes in Operating Assets and Liabilities
Accounts Receivable	(31,942)
Inventory	(418,128)
Deferred Financing Costs	(55,800)
Other Current Assets	(34,773)
Accounts Payable	300,564	(201,390)
Accrued Expenses	(183,166)	11,648
Net Cash Used in Operating Activities	(2,819,299)	(535,797)

Cash Flow From Investing Activities
Investment in Patents	(14,737)	(10,970)
Purchase of Equipment	(79,214)	(5,800)
Net Cash Used in Investing Activities	(93,951)	16,770

Cash Flow From Financing Activities:
Proceeds From Bridge Financing	2,510,000	533,000
Payments on Convertible Notes Payable	(30,000)
Payments on Long-Term Debt – Related Party	(120,000)
Proceeds From Issuance of Common Stock	650,055	100,000
Net Cash Provided by Financing Activities	3,010,055	633,000

Net Increase in Cash	96,805	80,433

Cash – Beginning of Period	36,505	15,489

Cash – End of Period	$133,310	$95,922

Supplemental Disclosure of Cash Flow Information:
Cash Paid for Interest	$181,723	$-

Supplemental Disclosures of Non-Cash Financing Transactions
Issuance of Common Stock in Lieu of Interest Payments	$5,964
Conversion of Debt into Common Stock	$500,000	$503,474
Purchase of Equipment by Capital Lease	$22,956
Issuance of Common Stock in Exchange for Cancellation of Debt	$231,562
Gain on Cancellation of Debt	$227,376

The accompanying notes are an integral part of these financial statements.

WAXESS USA, INC.
NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND BUSINESS

Waxess USA, Inc. (the “Company”) was incorporated on February 4, 2008 as a C-Corporation under the laws of the state of California and on the same date of incorporation certain assets from Waxess, Inc. a Delaware company, were transferred to the Company. Waxess USA, Inc. and Waxess, Inc. are related parties as defined by generally accepted accounting principles. The assets transferred were at cost since Waxess, Inc. and Waxess USA, Inc. are related parties including tooling costs $258,000, patent costs $197,121, cash $1,879, loan payable $17,000 and shareholder loans $440,000. Waxess USA, Inc. is a telecommunications distribution company reaching the North American, Canadian and South American markets. Waxess has core competencies and experience in research and development, engineering, resource allocation, and factory management. The Company distributes and facilitates the manufacturing of the Dual Mode Communication Terminal (“DMCT”), which is a wireless (cellular) and PSTN (landline) communications device.  This new product addresses the fast paced-convergence of wireless and cellular, as well as transitioning from landline usage to wireless service usage at home and small offices.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

Use of Estimates

Financial statements prepared in accordance with accounting principles generally accepted in the United States require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents are comprised of certain highly liquid investments with maturities of three months or less when purchased.  The Company maintains its cash in bank deposit accounts which at times may exceed federally insured limits.  The Company doesn’t have any cash equivalents outstanding as of September 30, 2010.

Accounts Receivable

Accounts receivable consists of trade accounts arising in the normal course of business. No interest is charged on past due accounts. Management believes all receivables are collectible, so no allowance for doubtful accounts has been recorded.

WAXESS USA, INC.
NOTES TO FINANCIAL STATEMENTS

Inventory
Inventory is stated at lower of cost or market. Inventories consist of its finished goods products, which include the Company’s DM 1000 and DM 100HS models in the amount of $393,116, and parts in the amount of $25,012. The Company has not recorded an allowance for inventory obsolescence as of September 30, 2010.

Equipment, Net

Equipment is stated at cost. Major improvements and betterments are capitalized. Maintenance and repairs are expensed as incurred. Equipment is depreciated over estimated useful lives of five years. Depreciation and amortization is computed using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Depreciation expense for the nine months ended September 30, 2010 totaled $59,735.

Patents, Net
Capitalized patent costs represent legal fees associated with filing and maintaining patent applications.  The Company accounts for patents in accordance with ASC 350-30 and ASC 360 (formerly SFAS No. 142, Goodwill and Other Intangible Assets). The Company amortizes the capitalized patent costs on a straight-line basis over a period of 10 years, management’s estimated legal life of the patents.

Intangible and Long-Lived Assets

In accordance with ASC 350-30 (formerly SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets), the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. The Company’s management currently believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s products under development will continue. Either of these could result in future impairment of long-lived assets.

Fair Value of Financial Instruments

ASC 820-10 (formerly SFAS No. 157, Fair Value Measurements) requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. ASC 820-10 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of September 30, 2010, the carrying value of certain financial instruments such as accrued expenses, capital lease, loan payable – bridge loans, and warrant liability approximates fair value due to the short-term nature of such instruments.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”. In all cases, revenue is recognized when all of the following conditions exist: (a) persuasive evidence of an arrangement exists in the form of an accepted purchase order or equivalent documentation; (b) delivery has occurred, based on shipping terms, or services have been provided; (c) the Company’s price to the buyer is fixed or determinable, as documented on the accepted purchase order or similar documentation; and (d) collectability is reasonably assured. In 2010, two customers returned $151,745 of the Company’s products for reprogramming the software.

WAXESS USA, INC.
NOTES TO FINANCIAL STATEMENTS

Research and Development Costs

Research and development costs consist of expenditures for the research and development of new products and technology related to the Company’s Dual Mode Communication Terminal and other products. The Company expenses all costs associated with research and development. Research and development costs totaled $954,238 for the nine month period ended September 30, 2010.

Advertising Costs

Advertising costs are expensed as incurred. Advertising and promotional expense totaled approximately $31,000 for the nine months ended September 30, 2010, and is included in selling, general and administrative expense in the accompanying statement of operations.

Shipping and Handling Costs

Shipping and handling costs are charged to operations when incurred and are included in selling, general, and administrative expenses in the accompanying statement of operations. Shipping and other related costs totaled approximately $23,000 for the nine months ended September 30, 2010.

Loss per Share

Basic loss per share is computed by dividing earnings to common stockholders by the weighted average number of common shares outstanding (including shares reserved for issuance) during the period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. The equity instruments attached to the convertible notes were not included in the earnings per share calculations because the inclusion would have been anti-dilutive.

Recent Accounting Pronouncements

Accounting standards promulgated by the FASB change periodically. Changes in such standards may have an impact on the Company’s future financial statements. The following are a summary of recent accounting developments.

In January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2.  A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.  2)  Activity in Level 3 fair value measurements.  In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.

The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

WAXESS USA, INC.
NOTES TO FINANCIAL STATEMENTS

3.   EQUIPMENT - NET

Equipment, net consists of the following as of September 30, 2010:

Tooling Costs	$351,800
Office Furniture	22,956
Computers and Equipment	23,269
Less: Accumulated Depreciation	(238,735)
Total Equipment – Net	$159,290

4. PATENTS

Amortization expense relating to the patents for the nine months ended September 30, 2010 totaled $18,826.  Future amortization expense for these assets is as follows.
2010	$5,174
2011	24,000
2012	24,000
2013	24,000
2014	24,000
Thereafter	81,064
Total	$182,238

5.  BRIDGE LOANS

During the nine months ended September 30, 2010, the Company sold $2,510,000 of convertible notes to private investors (“Bridge Facility”).  The notes were sold in various amounts with a term of six months and a stated rate of interest of 10% compounded annually.  The notes include a provision giving the note holders the option to convert the notes as follows: a warrant, with a three year expiration, to purchase common stock in an amount equivalent to the amount of the note divided by the lower of the stock price as determined by the closing of a debt or equity financing with a minimum of $2 million in gross proceeds (“Financing Event”) or 100% of the fair market value of the common stock at the date of the note; or restricted shares of common stock in an amount equal to 30% of the entire Bridge Facility divided by the stock price as determined by the Financing Event.  As of September 30, 2010 there are 1,589,500 warrants outstanding that could be converted into common stock. The note holders have a first priority interest in the assets of the Company.

WAXESS USA, INC.
NOTES TO FINANCIAL STATEMENTS

6.  DERIVATIVE LIABILITIES

As described in Note 5, the Company issued financial instruments in the form of warrants and convertible notes payable with conversion features.

The conversion features of both the convertible notes payable and warrants were analyzed for derivative liabilities under GAAP and the Company has determined that they meet the definition of a derivative liability due to the contracts obligations.  Derivative instruments shall also be measured at fair value at each reporting period with gains and losses recognized in current earnings.  The Company calculated the fair value of these instruments using the Black-Scholes pricing model. The significant assumptions used in the calculation of the instruments fair value are detailed in the table below.

Derivative Liability - Warrants

During the nine month period ended September 30, 2010, the Company recorded a derivative liability of $0 for the issuance of warrants.  During the nine month period ended September 30, 2010, the Company has not recognized a gain or loss based on the fair value mark-to-market adjustment of the derivative liability associated with the warrants in the accompanying statement of operations.  The value of the derivative liability associated with the warrants was $0 at September 30, 2010.

These derivative liabilities have been measured in accordance with fair value measurements, as defined by GAAP.  The valuation assumptions are classified within Level 2 inputs and Level 3 inputs.  The following table represents the Company’s derivative liability activity for both the embedded conversion features and the warrants:

December 31, 2009	$-
Issuance of derivative financial instrument	23,430
Mark-to-market adjustment to fair value at September 30, 2010	(23,430)
Total	$-

These instruments were not issued with the intent of effectively hedging any future cash flow, fair value of any asset, liability or any net investment in a foreign operation.  The instruments do not qualify for hedge accounting, and as such, all future changes in the fair value will be recognized currently in earnings until such time as the instruments are exercised, converted or expire.   The following assumptions were used to determine the fair value of the warrants as of September 30, 2010 and at date of issuance on March 15, 2010 through September 30, 2010:

Volatility	30%
Expected dividend	-
Expected term	6 months to 3 years
Risk free rate	0.2%

WAXESS USA, INC.
NOTES TO FINANCIAL STATEMENTS

7. CAPITAL LEASE

The Company is the lessee of office furniture under a capital lease expiring in February 2013.  The assets and liabilities held under capital lease are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset.  The assets are depreciated over the lower of the related lease terms or their estimated productive lives.  Depreciation of assets under capital lease is included in depreciation expense for the nine months ended September 30, 2010.

The following is a summary of property and equipment held under capital lease:

Office Furniture	$22,956
Less: Accumulated Depreciation	(1,148)
Property Held Under Capital Lease - Net	$21,808

Depreciation of assets held under this capital lease for the nine months ended September 30, 2010 was $1,148. The interest rate charged under this capital lease is 35 percent.

Minimum future lease payments under this capital lease as of September 30, 2010, for each of the next two and a half years and in the aggregate are as follows:

2010	$4,019
2011	9,646
2012	9,646
2013	1,960
Total Minimum Lease Payments	25,271
Less: Amount Representing Interest	(4,654)
Present Value of Obligations Under Capital Lease	20,617
Less: Current Portion of Obligations Under Capital Lease	6,843
Long-Term Portion of Obligations Under Capital Lease	$13,774

WAXESS USA, INC.
NOTES TO FINANCIAL STATEMENTS

8.   COMMITMENTS AND CONTINGINCIES

During the ordinary course of business, the Company encounters various legal claims which, in the opinion of management, will not materially affect the Company.

The Company leases office space in California under an operating lease. The Company signed a twenty five month lease beginning on May 17, 2010 through June 17, 2012. The Company is required to pay monthly rental payments of approximately $4,200. Total rent expense for the nine months ended September 30, 2010 totaled approximately $17,000. Future minimum payments are as follows:

2010	$12,600
2011	50,400
2012	25,200

Total Minimum Lease Payments	$88,200

9. RELATED PARTY TRANSACTIONS

On March 31, 2010, $227,376 of unpaid salary was cancelled by its Chief Executive Officer, which is included in other income in the statement of operations for the nine months ended September 30, 2010.

10.  STOCKHOLDERS’ TRANSACTIONS

Common Stock

On February 8, 2010, the Company sold 50,000 shares of common stock for $150,055.

On March 30, 2010, the Company sold 8,757 shares of common stock for $1.00.

On March 31, 2010, the Company cancelled 71,430 shares of common stock from two separate shareholders after using best efforts to make contact with the shareholders. These shares were issued on February 4, 2008, the day the Company was formed at a price of $7.11.

On June 30, 2010, $231,562 of related party notes payable was cancelled by the Chief Executive Officer, in exchange for 475,063 shares of common stock. $243,501 of expense was recognized for this transaction, and is included in selling, general and administrative expense in the statement of operations as of September 30, 2010.

In July 2010, the Company sold 266,320 shares of common stock for $500,000. This is the first of three installments for the total purchase of 798,690 shares of common stock that are part of a Global Master Distribution and Services agreement with Brightpoint, Inc. (“Agreement”).  The Agreement appoints Brightpoint as the sole master distributor for all of the Company’s products.  The exclusivity or non-exclusivity nature of the appointment is determined on a territory by territory basis.

In September 2010, $500,000 of convertible notes payable and $19,120 of accrued interest was converted into 289,643 shares of the Company’s common stock.

WAXESS USA, INC.
NOTES TO FINANCIAL STATEMENTS

11.  INCOME TAXES

The Company periodically evaluates the likelihood of the realization of deferred tax assets, and adjusts the carrying amount of the deferred tax assets by a valuation allowance to the extent the future realization of the deferred tax assets is not judged to be more likely than not.  The Company considers many factors when assessing the likelihood of future realization of our deferred tax assets, including recent cumulative earnings experience by taxing jurisdiction, expectations of future taxable income or loss, the carry-forward periods available to us for tax reporting purposes, and other relevant factors.

At September 30, 2010, based on the weight of available evidence, including cumulative losses in recent years and expectations of future taxable income, the Company determined that it was more likely than not that its deferred tax assets would not be realized.  Accordingly, the Company has recorded a valuation allowance equivalent to 100% of its cumulative deferred tax assets.

Future changes in uncertain tax positions are not expected to have an impact on the effective tax rate due to the existence of the valuation allowance.  The Company will continue to classify income tax penalties and interest, if any, as part of interest and other expenses in its statements of operations. The Company has incurred no interest or penalties as of September 30, 2010.

12.   GOING CONCERN

The Company sustained operating losses during the nine months ended September 30, 2010 during the previous two years.  Additionally, the Company has a stockholders’ deficit of $1,870,813 at September 30, 2010. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In 2010, the Company intends to obtain additional contracts to enhance the revenue cycle to improve profitability and obtain additional capital to build the infrastructure to support the growth prospects of the Company.

13.  SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through November 2, 2010, the date the financial statements were issued.

On July 23, 2010, the Company entered into a Global Master Distribution and Services agreement with Brightpoint, Inc. (“Agreement”).  The Agreement appoints Brightpoint as the sole master distributor for all of the Company’s products.  The exclusivity or non-exclusivity nature of the appointment is determined on a territory by territory basis.  In connection with Agreement the Company executed a Stock Subscription Agreement with Brightpoint whereby Brightpoint committed to purchasing 798,690 shares of the Company’s common stock for $1.5 million investment subject to certain conditions precedent.  In October 2010, the Company received the second installment of this investment which totaled $500,000. In return the Company issued 266,230 shares of common stock.

During the month of October 2010, the Company sold $50,000 of convertible notes to private investors (“Bridge Facility”).  The notes were sold in various amounts with a term of six months and a stated rate of interest of 10% compounded annually.  The notes include a provision giving the note holders the option to convert the notes as follows: a warrant, with a three year expiration, to purchase  common stock in an amount equivalent to the amount of the note divided by the lower of the stock price as determined by the closing of a debt or equity financing with a minimum of $2 million in gross proceeds (“Financing Event”) or 100% of the fair market value of the common stock at the date of the note; or  shares of common stock in an amount equal to 30% of the entire Bridge Facility divided by the stock price as determined by the Financing Event.  The note holders have a first priority interest in the assets of the Company.